FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

This Fourth Amendment to Participation Agreement is dated as of March 30, 2007, by and among Vanguard Variable Insurance Fund, The Vanguard Group, Inc., Vanguard Marketing Corporation and Transamerica Life Insurance Company.

WITNESSETH:

WHEREAS, the parties hereto have entered into a Participation Agreement dated as of May 7, 2001, as amended (the “Participation Agreement”), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company’s Variable Insurance Products; and

WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

2.    Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule A to the Participation Agreement with Schedule A attached to this Amendment.

3.    No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:	/s/ Heidi Stam

Name:	Heidi Stam

Title:	Secretary

THE VANGUARD GROUP, INC.

By:	/s/ Diane E. Reger

Name:	Diane E. Reger

Title:	Principal

VANGUARD MARKETING CORPORATION

By:	/s/ Heidi Stam

Name:	Heidi Stam

Title:	Vice President

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Ken Turnquist

Name:	Ken Turnquist

Title:	VP

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

(effective March 30, 2007)

Name of Separate Account	Contracts Funded by Separate Account

PFL Corporate Account One	Advantage V (or Successor Marketing Names)
Variable Adjustable Life Insurance Policy
Form Number WL712 136 84 798
(may vary by state)

Transamerica Corporate Separate Account Sixteen	Advantage X Variable Adjustable Life Insurance Policy
Form Number EM VC1 TL703
(may vary by state)

PFL Corporate Separate Account Five	Advantage VI
Variable Adjustable Group Life Insurance Policy
Form Number WL936 136 89 101
(may vary by state)

Separate Account VA X	Transamerica Advisor Elite
Flexible Premium Variable Annuity – I
Form Number AV864 101 165 103
(may vary by state)